EXHIBIT 12

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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                                                                      YEAR ENDED DECEMBER 31,
                                           ------------------------------------------------------------------------------
                                                                                                                 1997
                                               1993         1994         1995         1996          1997       PRO FORMA
                                           ------------ ------------ ------------ ------------ ------------- ------------
                                                                 (IN THOUSANDS, EXCEPT RATIO DATA)
EARNINGS:
 Income from continuing operations be-
  fore income taxes, minority interests
  and extraordinary items ................  $ 130,246     $193,701     $238,382     $384,162     $ 601,634     $616,249
 Less: Minority interest .................     29,549       31,665       43,753       50,369        64,873       64,873
                                            ---------     --------     --------     --------     ---------     --------
 Income from continuing operations be-
  fore income taxes and extraordinary
  items ..................................    100,697      162,036      194,629      333,793       536,761      551,376
ADJUSTMENTS:
 Note recurring changes ..................     50,075       34,717       73,102       78,905        15,875       15,875
 Fixed charges ...........................     31,413       83,942      116,647      113,254       126,827      112,213
 Capitalized interest expense ............     (2,664)      (2,869)      (2,865)      (3,943)       (2,491)      (2,491)
                                            ---------     --------     --------     --------     ---------     --------
 Numerator -- earnings available for
  fixed charges ..........................  $ 179,521     $277,826     $381,513     $522,009     $ 676,972     $676,972
                                            =========     ========     ========     ========     =========     ========
FIXED CHARGES:
 Interest expense ........................  $  25,884       74,895     $105,517       98,751     $ 111,504     $ 96,889
 Capitalized expense .....................      2,664        2,869        2,865        3,943         2,491        2,491
 Interest component of rental expense.....      2,865        6,178        8,265       10,560        12,832       12,832
                                            ---------     --------     --------     --------     ---------     --------
 Denominator - fixed charges .............  $  31,413     $ 83,942     $ 16,647     $113,254     $ 126,827     $112,213
 Ratio of earnings to fixed charges ......       5.71x        3.31x        3.27x        4.61x         5.34x        6.03x
                                            =========     ========     ========     ========     =========     ========




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                                              THREE MONTHS ENDED
                                                MARCH 31, 1998
                                           -------------------------
                                              ACTUAL      PRO FORMA
                                           ------------ ------------
EARNINGS:
 Income from continuing operations be-
  fore income taxes, minority interests
  and extraordinary items ................   $197,918     $201,468
 Less: Minority interest .................     18,331       18,331
                                             --------     --------
 Income from continuing operations be-
  fore income taxes and extraordinary
  items ..................................    179,987      183,137
ADJUSTMENTS:
 Note recurring changes ..................         --           --
 Fixed charges ...........................     29,733       26,183
 Capitalized interest expense ............       (267)        (267)
                                             --------     --------
 Numerator -- earnings available for
  fixed charges ..........................   $209,053     $209,053
                                             ========     ========
FIXED CHARGES:
 Interest expense ........................   $ 28,336     $ 24,786
 Capitalized expense .....................        267          267
 Interest component of rental expense.....      1,130        1,130
                                             --------     --------
 Denominator - fixed charges .............   $ 29,733     $ 26,183
 Ratio of earnings to fixed charges ......       7.03x        7.98x
                                             ========     ========

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